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                                                        EXHIBIT 21 ANNUAL REPORT
                                                      FORM 10-K, COMMISSION FILE
                                                                NUMBER 000-26572

                                NHP INCORPORATED
                                  SUBSIDIARIES


Subsidiaries of NHP                                                              Place of         Percent of
Incorporated (Parent and Registrant)                                          Incorporation      Voting Power
------------------------------------                                          -------------      ------------
NHP Management Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  Washington, DC . . . . . 100
   NHP Texas Management Company   . . . . . . . . . . . . . . . . . . . . .  Texas  . . . . . . . . . 100
   NHP Puerto Rico Management Company   . . . . . . . . . . . . . . . . . .  Delaware . . . . . . . . 100
   NHP-HG Six, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  Virginia . . . . . . . . 100
       Congress Management Company Limited Partnership  . . . . . . . . . .  Massachusetts  . . . . . 100
Property Services Group, Inc. . . . . . . . . . . . . . . . . . . . . . . .  Washington, DC . . . . . 100
The Risk Specialist Group, Inc. . . . . . . . . . . . . . . . . . . . . . .  Washington, DC . . . . . 100
NHP-HG II, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Virginia . . . . . . . . 100
NHP-HDV Three, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware . . . . . . . . 100
   Rescorp Realty, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .  Illinois . . . . . . . . 100
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